Exhibit 10.17
EXPENSIFY, INC.
2019 STOCK PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Expensify, Inc., a Delaware corporation, (the “Company”), pursuant to its 2019 Stock Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), an award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Agreement attached hereto as Exhibit A (together, the “Agreement”), (i) one-half of one share of the Company’s Class A Common Stock (“Class A Common Stock”) and (ii) one-half of one share of the Company’s LT50 Common Stock (“LT50 Common Stock”, and together with the Class A Common Stock, “Common Stock”) upon vesting. This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. If the Company uses an electronic capitalization system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed incorporated herein from the electronic capitalization system and considered part of this Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:
12.5% of the Total Number of RSUs shall vest on the first anniversary of the Vesting Commencement Date and 1/32nds of the Total Number of RSUs shall vest on each Quarterly Vesting Date (as defined below) thereafter, in each case, subject to Participant’s continued service to the Company though such date. Quarterly Vesting Date shall mean each March 15, June 15, September 15 and December 15.

Participant understands that the terms of this award of RSUs explicitly include the following (a “Sell to Cover”):
Upon vesting of the RSUs and issuance of the resulting shares, the Company, on Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of shares of Class A Common Stock determined in accordance with Section 4 of the Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities. All shares of LT50 Common Stock issued upon vesting of the RSUs will be automatically deposited in the voting trust (the “Voting Trust”) established by the Voting Trust Agreement, dated [ ], 202[ ], on behalf of Participant, and Participant shall be required to execute and deliver a joinder to the Voting Trust Agreement to the trustees of the Voting Trust if Participant is not yet a party to such agreement.

By Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and this Agreement.

EXPENSIFY, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

2

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT
1.    Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, Expensify, Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of Restricted Stock Units (“RSUs”) set forth in the Grant Notice under the Expensify, Inc. 2019 Stock Plan (as may be amended from time to time, the “Plan”), as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement, the Grant Notice and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise. Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.
2.    RSUs. Participant shall become entitled to (i) one-half of one share of Class A Common Stock and (ii) one-half of one share of LT50 Common Stock with respect to each RSU that vests. Unless and until an RSU vests, Participant will have no right to settlement in respect of any such RSU. The Company shall deliver the shares to which Participant becomes entitled as soon as administratively practicable following the vesting of the RSUs, but in no event later than March 15 of the calendar year following the calendar year during which such shares vested. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting and Forfeiture.
(a)     Subject to Section 3(b) below, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.
(b)     Notwithstanding the foregoing, in the event Participant ceases to constitute an Employee or Consultant for any reason, all RSUs that have not vested on or prior to the date of such termination shall be immediately forfeited by Participant as of the date of such cessation of Employee or Consultant status without any payment of consideration therefor.
4.    Tax Withholding.
(a)    The Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including Participant’s employment tax obligations, if any) (“Tax-Related Items”) required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the shares of Common Stock. Such Tax-Related Items shall be satisfied using a Sell to Cover pursuant to the Grant Notice. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to Participant or Participant’s legal representative unless and until Participant shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant arising in connection with the RSUs and/or the shares of Common Stock.

(b)    By accepting this award of RSUs, Participant has agreed to a Sell to Cover to satisfy any Tax-Related Items calculated at up to the maximum statutory tax rate, as determined by the Company, and Participant hereby acknowledges and agrees:
(i)    Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date the shares of Common Stock are issued upon vesting of the Restricted Stock Units, that number (rounded up to the next whole number) of the shares of Class A Common Stock so issued necessary to generate proceeds to cover, to the maximum extent, (x) any Tax-Related Items incurred with respect to such vesting or issuance based on up to the maximum statutory tax rates, as determined by the Company, and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to Participant’s federal tax withholding or remit such remaining funds to Participant.
(ii)    Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.
(iii)    Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell shares as provided in subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell shares or shares sufficient to satisfy the Tax-Related Items in full, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all, or the remaining portion, as applicable, of the Tax-Related Items that are required by applicable laws and regulations to be withheld.
(iv)    Participant acknowledges that regardless of any other term or condition of this Section 4, the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)    Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 4. The Agent is a third-party beneficiary of this Section 4.
This Section 4 shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting and issuance of the RSUs have been satisfied.
5.    Voting Trust. All shares of LT50 Common Stock issued upon vesting of the RSUs will be automatically deposited in the voting trust (the “Voting Trust”) established by the Voting Trust Agreement, dated [ ], 202[ ], on behalf of Participant, and Participant shall be required to execute and deliver a joinder to the Voting Trust Agreement to the trustees of the Voting Trust if Participant is not yet a party to such agreement.
6.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock that may become deliverable hereunder unless and until certificates representing such shares of Common Stock shall have been issued, recorded on the records of the

Company or its transfer agents or registrars, and delivered in certificate or book entry form to Participant or any person claiming under or through Participant.
7.    Non-Transferability. Except as may be expressly determined by the Administrator, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
8.    Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Common Stock unless such shares of Common Stock issuable upon such payment are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Common Stock are not then so registered, the Administrator has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any shares of Common Stock (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock or other securities under any Applicable Laws, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock or other securities to Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority.
9.    Lock-Up Period. Participant hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Participant shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the one hundred eighty (180)day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, that such restriction shall apply only to the Company’s initial public offering and to public offerings which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stoptransfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
10.    Restrictions on Shares. Shares of Common Stock issued pursuant to the RSUs shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Common Stock shall be conditioned on Participant’s consent to such terms and conditions and/or Participant’s entering into such agreement or agreements. In addition, Participant acknowledges and agrees that delivery of any shares of Common Stock in respect of RSUs shall be subject to and conditioned upon Participant making such representations as the Administrator shall deem necessary or advisable, in its sole discretion.
11.    Securities Law Compliance. Participant agrees and acknowledges that Participant will not transfer in any manner the shares of Common Stock or other securities issued pursuant to the RSUs granted by this Agreement unless (a) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or (b) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by any Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.
12.    No Effect on Service Provider Status. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee or Consultant, or shall interfere with or restrict in any way the rights of the Company or any parent or subsidiary thereof, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company or any parent or subsidiary thereof.
13.    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
14.    Investment Representations. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse or domestic partner, if applicable, that (a) Participant is holding the RSUs for Participant’s own account, and not for the account of any other person, and (b) Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.
15.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. Participant represents that Participant has consulted with any tax consultants that Participant deems advisable in connection with the RSUs and that Participant is not relying on the Company for tax advice.
16.    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.
17.    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
18.    Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of

Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Administrator determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the Administrator may adopt such other amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Administrator determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section 17 shall create any obligation on the part of the Company to adopt any such amendment or take any other action.
19.    Adjustments. Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 14 of the Plan.
20.    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office, or to such other address as either party may designate in writing from time to time to the other party.
21.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
22.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law.
23.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.